                                                                       EXHIBIT 5



                                August __, 1998

Everest Healthcare Services Corporation
101 North Scoville
Oak Park, Illinois  60302

     Re:  Everest Healthcare Services Corporation
          Registration Statement on Form S-4 (File No. 333-57191)
          ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), and its wholly-owned subsidiaries in connection with the preparation and filing of a registration statement on Form S-4, File No. 333-57191, on June 18, 1998, as amended on August 11, 1998 and August __, 1998 (collectively, the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the exchange of up to an aggregate principal amount of $100,000,000 of its 9 3/4% Senior Subordinated Notes Due 2008, Series B (the "Exchange Notes") for up to an aggregate principal amount of $100,000,000 of its outstanding 9 3/4% Senior Subordinated Notes Due 2008, Series A (the "Private Notes"). Capitalized terms used but not defined herein shall have the meanings as set forth in the Prospectus included in the Registration Statement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Certificate or Articles of Incorporation or Organization of the Company and each Subsidiary Guarantor, (c) the By-laws or Operating Agreement of the Company and each Subsidiary Guarantor, (d) resolutions of the governing bodies of the Company and each Subsidiary Guarantor, (e) the Indenture for the Notes, (f) the Form of Exchange Note, (g) the form of Guaranty, and (h) the Statements on Form T-1 under the Trust Indenture Act of 1939, as amended (the "TIA"), relating to the Indenture.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company and the Subsidiary Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

     Based upon and subject to the foregoing, it is our opinion that the Exchange Notes and the Guarantees thereof covered by the Registration Statement (collectively, the "Securities") have been duly authorized, that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the TIA, (ii) the Exchange Notes have been authenticated and the Securities executed in the manner set forth in the Indenture and (iii) the Securities have been issued and delivered in the manner set forth in the Registration Statement, the Exchange Notes will be entitled to the benefits of the Indenture and the Securities will constitute the valid and legally binding obligations of the Company and the Subsidiary Guarantors, as applicable, enforceable against the Company and the Subsidiary Guarantors, as applicable, in accordance with their respective terms, except that (i) enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; and (iii) we express no opinion as to the waiver of the defense of usury contained in the Indenture.

     This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,



                                       KATTEN MUCHIN & ZAVIS